Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-189932) pertaining to the News Corporation 2013 Long-Term Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-200315) pertaining to the registration of common stock of News Corporation in connection with The Move, Inc. 2011 Incentive Plan, as amended; The Move, Inc. 2002 Stock Incentive Plan, as amended; The Move.Com, Inc. 2000 Stock Incentive Plan; The Move, Inc. 1999 Stock Incentive Plan, as amended; The iPlace, Inc. 2001 Equity Incentive Plan; and The Hessel 2000 Stock Option Plan;

of our reports dated August 13, 2015, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of News Corporation, included in this Annual Report (Form 10-K) for the year ended June 30, 2015.

/s/ Ernst & Young LLP

New York, New York

August 13, 2015

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